Exhibit 5

August 4, 2009

Consolidated Edison, Inc.

4 Irving Place

New York, New York 10003

Re: Securities Being Registered Under the Securities Act of 1933

Ladies and Gentlemen:

I am the General Counsel of Consolidated Edison, Inc. (“Con Edison”). I and other members of the Law Department of Consolidated Edison Company of New York, Inc. (“Con Edison of New York”), the principal subsidiary of Con Edison, have represented Con Edison in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 registering securities of Con Edison (the “Securities”) for issuance from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Registration Statement”).

We have examined such documents as we have deemed necessary for the purpose of this opinion, including (a) the Restated Certificate of Incorporation and the By-Laws of Con Edison; (b) the Indenture and First Supplemental Indenture (referred to herein collectively as the “Indenture”), included as Exhibits 4.1 and 4.2, respectively to the Registration Statement; and (c) minutes of meetings of the Board of Directors of Con Edison.

It is my opinion that the Securities, if issued as debt securities, will become the legal, valid and binding obligations of Con Edison in accordance with their terms and, if issued as Common Shares ($ .10 par value), will be legally issued, fully paid and non-assessable, upon:

1.	the due authorization and execution of the Securities by Con Edison;

2.	if the Securities are debt securities, the due authentication and delivery of the Securities in accordance with the Indenture; and

3.	the receipt by Con Edison of payment for the Securities at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the prospectus constituting a part thereof.

I am a member of the Bar of the State of New York and I do not express any opinion herein concerning any law other than the law of the State of New York and the federal laws of the United States.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. However, in giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Elizabeth D. Moore

Elizabeth D. Moore